     As filed with the Securities and Exchange Commission on December 29, 1995

                                                        File No. 811-8558




                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM N-1A


                                REGISTRATION STATEMENT
                                        UNDER
                          THE INVESTMENT COMPANY ACT OF 1940             X


                                   AMENDMENT NO. 2                       X


                                  GROWTH PORTFOLIO
                                   ________________

                  (Exact Name of Registrant as Specified in Charter)


                                  24 Federal Street
                             Boston, Massachusetts 02110
                             ___________________________
                       (Address of Principal Executive Offices)


     Registrant's Telephone Number, including Area Code: (617) 482-8260


                                 H. Day Brigham, Jr.
                    24 Federal Street, Boston, Massachusetts 02110
                   _______________________________________________
                       (Name and Address of Agent for Service)

                                  EXPLANATORY NOTE

              This Registration Statement, as amended, has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

                                       PART A

              Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  General Description of Registrant

              Growth Portfolio (the "Portfolio") is a diversified, open-end management investment company, is organized as a trust under the laws of the State of New York, and is treated as a partnership for federal tax purposes. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

              The Portfolio's investment objective is to achieve capital growth. The Portfolio seeks to achieve its objective by investing in a carefully selected and continuously managed portfolio consisting primarily of equity securities. The Portfolio's investment objective is nonfundamental and may be changed when authorized by a vote of the Trustees without obtaining the approval of the investors in the Portfolio.

              Additional  information  about  the  investment  policies  of  the
     Portfolio appears in Part B. The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of interests in the Portfolio. The Portfolio cannot assure achievement of its investment objective.


     Investment Policies and Risks


              The policy of the Portfolio is to invest in a carefully selected and continuously managed portfolio consisting primarily of domestic and foreign equity securities. It may invest in all kinds of companies. The Portfolio will invest primarily in common stocks or securities convertible into common stocks (including convertible debt) that the Portfolio's investment adviser, Boston Management and Research ("BMR" or the "Investment Adviser"), believes meet the criteria for capital appreciation. The criteria for investments in convertible debt are the same as those used for the common stock of the issuer. The Portfolio does not currently intend to invest more than 5% of its net assets in convertible debt. It may also invest in other securities and obligations of all kinds. These include preferred stocks, rights, warrants, bonds, repurchase agreements, and other evidences of indebtedness; however, the Portfolio does not currently intend to invest more than 5% of its net assets in each of such investments and currently intends to limit its investments in non-convertible debt to non-convertible debt rated investment grade (i.e., rated Baa or higher by Moody's Investors Service, Inc. or BBB or higher by Standard & Poor's) or, if unrated, determined by the Investment Adviser to be of comparable quality. The Portfolio may also invest in money market instruments.


              While income is a subordinate consideration to capital growth, the Portfolio will earn dividend or interest income to the extent that it receives dividends or interest from its investments.


              The Portfolio may invest in securities issued by foreign companies (including American Depository Receipts and Global Depository Receipts). Such investments may be subject to various risks such as fluctuations in currency and exchange rates, foreign taxes, social, political and economic conditions in the countries in which such companies operate, and changes in governmental, economic or monetary policies both here and abroad. There may be less publicly available information about a foreign company than about a comparable domestic company. Because the securities markets in many foreign countries are not as developed as those in the United States, the securities of many foreign companies are less liquid and their prices are more volatile than securities of comparable domestic companies. In order to hedge against possible variations in foreign exchange rates pending the settlement of foreign securities transactions, the Portfolio may buy or sell foreign currencies or may enter into forward foreign currency exchange contracts to purchase or sell a specified currency at a specified price and future date.


              The Portfolio may purchase and sell exchange-traded futures contracts on stock indices and options thereon to hedge against fluctuations in securities prices or as a substitute for the purchase or sale of securities. Such transactions involve a risk of loss or depreciation due to unanticipated adverse changes in securities prices, which may exceed the Portfolio's initial investment in these contracts. Futures contracts involve transaction costs. To the extent that the Portfolio enters into futures contracts and options thereon traded on an exchange regulated by the Commodity Futures Trading Commission, in each case that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the liquidation value of the Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into. There can be no assurance that the Investment Adviser's use of stock index futures will be advantageous to the Portfolio.

              The Portfolio may temporarily borrow up to 5% of the value of its total assets to satisfy redemption requests or settle securities transactions. Certain securities held by the Portfolio may permit the issuer at its option to "call", or redeem, its securities. If an issuer redeems securities held by the Portfolio during a time of declining interest rates, the Portfolio may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed.


              An investment in the Portfolio entails the risk that the value of Portfolio interests may not increase or may decline. The Portfolio's investments in equity securities are subject to the risk of adverse developments affecting particular companies or industries and the stock market generally.


              The Portfolio has adopted certain fundamental investment restrictions which are enumerated in detail in Part B and which may not be changed unless authorized by an investor vote. Except for such enumerated restrictions and as otherwise indicated in this Part A, the investment objective and policies of the Portfolio are not fundamental policies and accordingly may be changed by the Trustees without obtaining the approval of the investors in the Portfolio. The Portfolio's investors will receive written notice thirty days prior to any change in the investment objective of the Portfolio. If any changes were made, the Portfolio might have an investment objective different from the objective that an investor considered appropriate at the time of its initial investment. The Portfolio cannot assure achievement of its capital growth objective.


     Item 5.  Management of the Portfolio

              The Portfolio is organized as a trust under the  laws of the State
     of New York.   The Portfolio intends to comply with all  applicable federal and state securities laws.


              Investment Adviser. The Portfolio engages BMR, a wholly-owned subsidiary of Eaton Vance Management ("Eaton Vance"), as its investment adviser. Eaton Vance, its affiliates and its predecessor companies have been managing assets of individuals and institutions since 1924 and managing investment companies since 1931.


              Acting under the general supervision of the Board of Trustees, BMR manages the Portfolio's investments and affairs and furnishes for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio. Under its investment advisory agreement with the Portfolio, BMR receives a monthly advisory fee of 5/96 of 1% (equivalent to 0.625% annually) of the average daily net assets of the Portfolio up to and including $300 million and 1/24 of 1% (equivalent to 0.50% annually) of the average daily net assets over $300 million. As at August 31, 1995, the Portfolio had net assets of $134,002,600. For the fiscal year ended August 31, 1995, the Portfolio paid BMR advisory fees equivalent to 0.625% of the Portfolio's average daily net assets for such year.


              The Portfolio is responsible for the payment of all costs and expenses not expressly stated to be payable by BMR under the investment advisory agreement.


              Peter  F. Kiely  has  acted  as the  portfolio manager  since  the
     Portfolio commenced  operations.   He has been  a Vice  President of  Eaton
     Vance since 1980 and of BMR since 1992.


              BMR places the portfolio security transactions of the Portfolio for execution with many broker-dealer firms and uses its best efforts to obtain execution of such transactions at prices which are advantageous to the Portfolio and at reasonably competitive commission rates. Subject to the foregoing, BMR may consider sales of shares of other investment companies sponsored by BMR or Eaton Vance as a factor in the selection of broker-dealer firms to execute portfolio transactions.


              BMR or  Eaton  Vance  acts as  investment  adviser  to  investment companies and various individual and institutional clients with assets under management of approximately $16 billion. Eaton Vance is a wholly-owned subsidiary of Eaton Vance Corp., a publicly held holding company. Eaton Vance Corp., through its subsidiaries and affiliates, engages in investment management and marketing activities, fiduciary and banking services, oil and gas operations, real estate investment, consulting and management, and development of precious metals properties.


     Item 6.  Capital Stock and Other Securities


              The Portfolio is organized as a trust under the laws of the State of New York and intends to be treated as a partnership for federal tax purposes. Under the Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

              The Declaration of Trust provides that the Portfolio will terminate 120 days after the complete withdrawal of any investor in the Portfolio unless either the remaining investors, by unanimous vote at a meeting of such investors, or a majority of the Trustees of the Portfolio, by written instrument consented to by all investors, agree to continue the business of the Portfolio. This provision is consistent with the treatment of the Portfolio as a partnership for federal income tax purposes.


              Investments  in the  Portfolio  have no  preemptive  or conversion rights and are fully paid and nonassessable by the Portfolio, except as set forth above. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio may hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies or restrictions will be submitted to investors for approval. The investment objective and all nonfundamental investment policies of the Portfolio may be changed by the Trustees of the Portfolio without obtaining the approval of the investors in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Any Trustee may be removed by the affirmative vote of holders of two-thirds of the interests in the Portfolio.


              Information regarding pooled investment entities or funds which invest in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110 (617) 482-8260. Smaller investors in the Portfolio may be adversely affected by the actions of a larger investor in the Portfolio. For example, if a large investor withdraws from the Portfolio, the remaining investors may experience higher pro rata operating expenses, thereby producing lower returns. Additionally, the Portfolio may hold fewer securities, resulting in increased portfolio risk, and experience decreasing economies of scale. However, this possibility exists as well for historically structured funds which have large or institutional investors.


              As of December 12, 1995, EV Traditional Growth Fund controlled the Portfolio by virtue of owning approximately 96.9% of the outstanding voting securities of the Portfolio.


              The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (currently

     4:00 p.m., New York time) (the "Portfolio Valuation Time").


              Each  investor  in  the  Portfolio  may  add  to  or  reduce   its
     investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interests in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.


              The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.


              Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B,
     Item 20.) However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.


              It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio which seeks to qualify as a regulated investment company ("RIC") under the Code will be able to satisfy the requirements for such qualification.

     Item 7.  Purchase of Interests in the Portfolio

              Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.


              An investment in the Portfolio will be made without a sales load. All investments received by the Portfolio will be effected as of the next Portfolio Valuation Time. The net asset value of the Portfolio is determined at the Portfolio Valuation Time on each Portfolio Business Day. The Portfolio will be closed for business and will not determine its net asset value on the following business holidays: New Year's Day, Presidents' Day, Good Friday (a New York Stock Exchange holiday), Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Portfolio's net asset value is computed in accordance with procedures established by the Portfolio's Trustees.


              The Portfolio's net asset value is determined as of the close of regular trading on the Exchange by Investors Bank & Trust Company (as custodian and agent for the Portfolio) in the manner authorized by the Trustees of the Portfolio. The net asset value is computed by subtracting the liabilities of the Portfolio from the value of its total assets. Securities listed on securities exchanges or in the NASDAQ National Market are valued at closing sale prices. Listed or unlisted securities for which closing sale prices are not available are valued at the mean between the latest bid and asked prices. Fixed-income securities (other than short-term obligations), including listed securities and securities for which price quotations are available, will normally be valued on the basis of market valuations furnished by a pricing service. The pricing service uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities, various relationships between securities, and yield to maturity in determining value. Short-term obligations maturing in sixty days or less are valued at amortized cost, which approximates market. Foreign securities are valued in U.S. dollars at the current exchange rate. Other assets are valued at  fair  value  using  methods  determined in  good  faith  by  the
     Trustees. For further information regarding the valuation of the Portfolio's assets, see Part B.


              There  is  no minimum  initial  or  subsequent  investment in  the
     Portfolio.     The  Portfolio   reserves  the  right   to  cease  accepting
     investments at any time or to reject any investment order.

              The   placement   agent  for   the   Portfolio   is   Eaton  Vance
     Distributors, Inc. ("EVD"). The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02210. EVD receives no compensation for serving as the placement agent for the Portfolio.

     Item 8.  Redemption or Decrease of Interest

              An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Securities and Exchange Commission (the "Commission") a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.


              Investments in the Portfolio may not be transferred.

              The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, if an emergency exists, or during any other period permitted by order of the Commission for the protection of investors.

     Item 9.  Pending Legal Proceedings

     Not applicable.

                                       PART B

     Item 10.  Cover Page

     Not applicable.

     Item 11.  Table of Contents


                                                                 Page

     General Information and History . . . . . . . . . . . . B-1
     Investment Objectives and Policies  . . . . . . . . . . B-1
     Management of the Portfolio . . . . . . . . . . . . . . B-6
     Control Persons and Principal Holder of Securities  .  B-10
     Investment Advisory and Other Services  . . . . . . .  B-10
     Brokerage Allocation and Other Practices  . . . . . .  B-13
     Capital Stock and Other Securities  . . . . . . . . .  B-15
     Purchase, Redemption and Pricing of Securities  . . .  B-17
     Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-17
     Underwriters  . . . . . . . . . . . . . . . . . . . .  B-20
     Calculation of Performance Data . . . . . . . . . . .  B-20
     Financial Statements  . . . . . . . . . . . . . . . .  B-20


     Item 12.  General Information and History

     Not applicable.

     Item 13.  Investment Objective and Policies

              Part A contains additional information about the investment objective and policies of the Growth Portfolio (the "Portfolio"). This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.



              The Portfolio's  investment policy is flexible,  and the Portfolio may invest in all kinds of domestic and foreign companies in seeking to achieve its objective of capital growth. Income is subordinate to growth; however, the Portfolio will earn dividend or interest income to the extent that it receives dividends or interest from its investments. As in any investment which fluctuates in value, the management of the Portfolio cannot, of course, assure the achievement of this objective or eliminate risk. It is believed, however, that through broad and selective diversification and through informed and discriminating investment supervision, the risks of investing will be reduced and the investor's opportunities for a rewarding participation in the capital growth sought by the Portfolio will be enhanced.

              The Portfolio will invest primarily in common stocks or securities convertible into common stocks (including convertible debt). The Portfolio may also invest in other securities and obligations of all kinds, including preferred stocks, warrants, rights, bonds, repurchase agreements, money market instruments and other evidences of indebtedness. The Portfolio's holdings of debt securities, preferred stocks, short-term obligations or cash would normally be employed to provide a reserve for future equity purchases or when the Investment Adviser believes a more defensive investment posture is warranted.


              It is the policy of the Portfolio to diversify its investments among industries and accordingly no investment shall be made which will cause investments in any one industry to exceed 25% of the Portfolio's assets (at market).


              While it is not the policy of the Portfolio to trade actively in securities for quick profits, the management will dispose of securities without regard to the time they have been held if such action seems advisable, subject to satisfaction of certain tax requirements.


     Foreign Securities


              Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of the Portfolio, political or financial instability or diplomatic and other developments which could affect such investments. Furthermore, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. It is anticipated that in most cases the best available market for foreign securities will be on exchanges or in over-the-counter markets located outside of the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities markets, broker-dealers, and issuers than in the United States.


              Because   investments  in   companies  whose   principal  business
     activities are located outside of the United States will frequently involve currencies of foreign countries, and because assets of the Portfolio may temporarily be held in bank deposits in foreign currencies during the completion of investment programs, the value of the assets of the Portfolio as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. The Portfolio may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into contracts to purchase or sell foreign currencies at a future date (i.e., a "forward foreign currency exchange" contract or "forward" contract). It may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer. Forward contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. When the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying security transaction, the Portfolio will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold and the date on which payment is made or received. Although a forward contract will minimize the risk of loss due to a decline in the value of the hedged currency, it also limits any potential gain which might result should the value of such currency increase.


     Stock Index Futures


              Entering  into a derivative  instrument involves  a risk  that the applicable market will move against the Portfolio's position and that the Portfolio will incur a loss. This loss may exceed the amount of the initial investment made or the premium received by the Portfolio. Derivative instruments may sometimes increase or leverage the Portfolio's exposure to a particular market risk. Leverage enhances the Portfolio's exposure to the price volatility of derivative instruments it holds. The Portfolio's success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instruments, the assets underlying the derivative instrument and the Portfolio's assets. During periods of market volatility, a commodity exchange may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures can vary from the previous day's settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the Portfolio from closing out positions and limiting its losses. Certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), limit the extent to which the Portfolio may purchase and sell derivative instruments. The Portfolio will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining the qualification of an investor as a regulated investment company ("RIC") for federal income tax purposes.


              Transactions using futures contracts and options thereon (other than options that the Portfolio has purchased) expose the Portfolio to an obligation to another party. The Portfolio will not enter into any such transactions unless it owns either (1) an offsetting ("covered") position in securities or futures contracts, or (2) cash, receivables and short-term debt securities with a value sufficient at all times to cover its potential obligations not covered as provided in (1) above. The Portfolio will comply with Securities and Exchange Commission guidelines regarding cover for these instruments and, if the guidelines so require, set aside cash, U.S. Government securities or other liquid, high-grade debt securities in a segregated account with its custodian in the prescribed amount.


              Assets used as cover or held in a segregated account cannot be sold while the position in the corresponding futures contract or option is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Portfolio's assets to cover or segregated accounts could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.


              The Portfolio may enter into futures contracts, and options on futures contracts, traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") and on foreign exchanges, but, with respect to foreign exchange-traded futures contracts and options on such futures contracts, only if the Investment Adviser determines that trading on each such foreign exchange does not subject the Portfolio to risks, including credit and liquidity risks, that are materially greater than the risks associated with trading on CFTC-regulated exchanges.

     Repurchase Agreements

              The Portfolio may purchase U.S. Government securities and concurrently enter into repurchase agreements with the seller under which the seller agrees to repurchase such securities at the Portfolio's cost plus interest within a specified time (normally one day). While repurchase agreements involve certain risks not associated with direct investments in U.S. Government securities, the Portfolio follows procedures designed to minimize such risks. These procedures include effecting repurchase transactions only with large, well-capitalized banks. In addition, the Portfolio's repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling bank, the Portfolio will seek to liquidate such collateral. However, the exercise of the Portfolio's right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase are less than the repurchase price, the Portfolio could suffer a loss.




     Investment Restrictions

              Whenever an investment policy or investment restriction set forth in Part A or this Part B states a maximum percentage of assets that may be invested in any security or other asset, such percentage limitation shall be determined immediately after and as a result of the Portfolio's acquisition of such security or other asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances, will not compel the Portfolio to dispose of such security or other asset.


              The Portfolio has adopted the following investment restrictions which may not be changed without the approval of the holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Part B means the lesser of (a) 67% or more of the outstanding voting securities of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented at the meeting or
     (b) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the Investment Company Act of 1940, as amended (the "1940 Act"). As a matter of fundamental policy, the Portfolio may not:


              (1) With respect to 75% of its total assets, purchase the securities of any issuer if such purchase at the time thereof would cause more than 5% of its total assets (taken at market value) to be invested in the securities of such issuer, or purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the total voting securities of such issuer to be held by the Portfolio, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies;

              (2)     Borrow  money   or  issue  senior   securities  except  as
     permitted by the Investment Company Act of 1940;

              (3) Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities);

              (4) Underwrite or participate in the marketing of securities of others;

              (5) Make an investment in any one industry if such investment would cause investments in such industry to exceed 25% of its total assets, at market value at the time of such investment (other than securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities);

              (6) Purchase or sell real estate, although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate;

              (7) Purchase or sell commodities or commodity contracts for the purchase or sale of physical commodities; or

              (8) Make loans to any person except by (a) the acquisition of debt securities and making portfolio investments, (b) entering into repurchase agreements and (c) lending portfolio securities.

              The Portfolio will not issue bonds, debentures or senior equity securities, and this policy will not be changed unless authorized by a vote of the investors in the Portfolio.


              The Portfolio has adopted the following investment policies which may be changed by the Trustees of the Portfolio without approval of the Portfolio's investors. As a matter of nonfundamental policy, the Portfolio may not: (a) purchase securities of companies which, including predecessors, have not been in continuous operation for at least three years, except that 5% of its total assets (taken at market value) may be invested in such companies and exempted from this restriction are U.S. Government securities, securities of issuers which are rated by at least one nationally recognized rating organization, municipal obligations and obligations issued or guaranteed by any foreign government or its agencies or instrumentalities; (b) purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio or is a member, officer, director or trustee of any investment adviser of the Portfolio, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities or both (all taken at market value) of such issuer and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities or both (all taken at market value); (c) sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions; or (d) invest more than 15% of net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A of the Securities Act of 1933 and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid.


              In  order  to permit  the  sale in  certain  states  of shares  of certain open-end investment companies which are investors in the Portfolio, the Portfolio may adopt policies more restrictive than the policies described above. Should the Portfolio determine that any such policy is no longer in the best interests of the Portfolio and its investors, it will revoke such policy.

     Item 14.  Management of the Portfolio

              The Trustees  and officers  of  the  Portfolio are  listed  below.
     Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Trustee and officer is 24 Federal Street, Boston, Massachusetts 02110, which is also the address of the Portfolio's investment adviser, Boston Management and Research ("BMR" or the "Investment Adviser"), which is a wholly-owned subsidiary of Eaton
     Vance Management ("Eaton Vance"); of Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of BMR's and Eaton Vance's trustee, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC. Those Trustees who are "interested persons" of the Portfolio, BMR, Eaton Vance, EVC or EV, as defined in the 1940 Act, by virtue of their affiliation with any one or more of the Portfolio, BMR, Eaton Vance, EVC or EV, are indicated by an asterisk (*).


                              TRUSTEES OF THE PORTFOLIO

     JAMES B. HAWKES (54), President and Trustee*
     Executive Vice President  of BMR, Eaton Vance,  EVC and EV, and  a Director
     of EVC  and EV.   Director  or Trustee  and officer  of various  investment
     companies managed by Eaton Vance or BMR.

     DONALD R. DWIGHT (64), Trustee
     President of Dwight Partners, Inc. (a corporate relations and communications company) founded in 1988; Chairman of the Board of
     Newspapers of New England, Inc. since 1983. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: Clover Mill Lane, Lyme, New Hampshire 03768


     SAMUEL L. HAYES, III (60), Trustee
     Jacob H. Schiff Professor of Investment Banking, Harvard University Graduate School of Business Administration. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: Harvard University Graduate School of Business Administration, Soldiers Field Road, Boston, Massachusetts 02134




     NORTON H. REAMER (60), Trustee
     President and Director, United Asset Management Corporation (a holding company owning institutional investment management firms). Chairman, President and Director, UAM Funds (mutual funds). Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: One International Place, Boston, Massachusetts 02110


     JOHN L. THORNDIKE (69), Trustee
     Director, Fiduciary Company Incorporated. Director or Trustee of various investment companies managed by Eaton Vance or BMR.
     Address: 175 Federal Street, Boston, Massachusetts 02110


     JACK L. TREYNOR (65), Trustee
     Investment  Adviser  and  Consultant.    Director  or  Trustee  of  various
     investment companies managed by Eaton Vance or BMR.
     Address: 504 Via Almar, Palos Verdes Estates, California 90274


                              OFFICERS OF THE PORTFOLIO


     M. DOZIER GARDNER (62), Vice President
     President and Chief Executive Officer of BMR, Eaton  Vance, EVC and EV, and
     Director of  EVC  and EV.    Director or  Trustee  and officer  of  various
     investment companies managed by Eaton Vance or BMR.


     PETER F. KIELY (59), Vice President

     Vice  President  of BMR,  Eaton  Vance and  EV.   Director  or  Trustee and
     officer of various investment companies managed by Eaton Vance or BMR. Mr. Kiely was elected Vice President of the Portfolio on June 14, 1993.


     JAMES L. O'CONNOR (50), Treasurer
     Vice President of  BMR, Eaton Vance and EV.   Officer of various investment
     companies managed by Eaton Vance or BMR.


     THOMAS OTIS (64), Secretary
     Vice President and Secretary  of BMR, Eaton Vance, EVC and EV.   Officer of
     various investment companies managed by Eaton Vance or BMR.


     WILLIAM J. AUSTIN, JR. (44), Assistant Treasurer
     Assistant Vice President of BMR, Eaton Vance and EV. Officer of various investment companies managed by Eaton Vance or BMR.


     JANET E. SANDERS (60), Assistant Treasurer and Assistant Secretary
     Vice President of  BMR, Eaton Vance and EV.   Officer of various investment
     companies managed by Eaton Vance or BMR.


     A. JOHN MURPHY (33), Assistant Secretary
     Assistant Vice President of BMR, Eaton Vance and EV since March 1, 1994; employee of Eaton Vance since March 1993. State Regulations Supervisor, The Boston Company (1991-1993) and Registration Specialist, Fidelity Management & Research Co. (1986-1991). Officer of various investment companies managed by Eaton Vance or BMR. Mr. Murphy was elected Assistant Secretary of the Portfolio on March 27, 1995.


     ERIC G. WOODBURY (38), Assistant Secretary
     Vice President of BMR, Eaton Vance and EV since February 1993; formerly, associate attorney at Dechert, Price & Rhoads and Gaston & Snow. Officer of various investment companies managed by Eaton Vance or BMR. Mr. Woodbury was elected Assistant Secretary of the Portfolio on June 19, 1995.


              Messrs. Thorndike (Chairman), Hayes and Reamer are members of the Special Committee of the Board of Trustees. The Special Committee's
     functions include a continuous review of the Portfolio's contractual relationship with the Investment Adviser, making recommendations to the Trustees regarding the compensation of those Trustees who are not members of the Eaton Vance organization, and making recommendations to the Trustees regarding candidates to fill vacancies, as and when they occur, in the ranks of those Trustees who are not "interested persons" of the Portfolio or the Eaton Vance organization.

              Messrs. Treynor (Chairman) and Dwight are members of the Audit Committee of the Board of Trustees. The Audit Committee's functions include making recommendations to the Trustees regarding the selection of the independent accountants, and reviewing with such accountants and the Treasurer of the Portfolio matters relative to accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian and transfer agent of the Portfolio.


              The fees and expenses of those Trustees of the Portfolio who are not members of the Eaton Vance organization (the noninterested Trustees) are paid by the Portfolio. (The Trustees of the Portfolio who are members of the Eaton Vance organization receive no compensation from the
     Portfolio). During the fiscal year ended August 31, 1995, the noninterested Trustees of the Portfolio earned the following compensation in their capacities as Trustees of the Portfolio and, during the year ended September 30, 1995, earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex(1):



                                       Aggregate
                                       Compensation    Total Compensation
     Name                              from Portfolio  from Fund Complex

     Donald R.
     Dwight                            $1,180(2)       $135,000(4)

     Samuel L.
     Hayes, III                        1,207(3)         150,000(5)

     Norton H.
     Reamer                            1,230            135,000

     John L.
     Thorndike                         1,295            140,000

     Jack L.
     Treynor                           1,239            140,000

     (1)      The  Eaton   Vance  fund   complex  consists  of   211  registered
              investment companies or series thereof.
     (2)      Includes $393 of deferred compensation.
     (3)      Includes $517 of deferred compensation.
     (4)      Includes $35,000 of deferred compensation.
     (5)      Includes $33,750 of deferred compensation.


              Trustees of the Portfolio who are not affiliated with BMR may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the

     "Plan"). Under the Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income per share, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee.

              The  Portfolio's  Declaration  of  Trust  provides  that  it  will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of noninterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

     Item 15.  Control Persons and Principal Holder of Securities

              As of December 12, 1995, EV Traditional Growth Fund (the "Growth Fund"), a series of Eaton Vance Growth Trust, owned approximately 96.9% of the value of the outstanding interests in the Portfolio. Because the Growth Fund controls the Portfolio, the Growth Fund may take actions without the approval of any other investor. The Growth Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice.



     Item 16.  Investment Advisory and Other Services

              Investment Adviser. The Portfolio engages BMR as its investment adviser pursuant to an Investment Advisory Agreement dated August 1, 1994. BMR or Eaton Vance acts as investment adviser to investment companies and various individual and institutional clients with combined assets under management of approximately $16 billion.

              BMR manages the  investments and affairs of the  Portfolio subject to the supervision of the Portfolio's Board of Trustees. BMR furnishes to the Portfolio investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold by the Portfolio and what portion, if any, of the Portfolio's assets will be held uninvested. The Investment Advisory Agreement requires BMR to pay the salaries and fees of all officers and Trustees of the Portfolio who are members of the BMR organization and all personnel of BMR performing services relating to research and investment activities. The Portfolio is responsible for all expenses not expressly stated to be payable by BMR under the Investment Advisory Agreement, including, without implied limitation, (i) expenses of maintaining the Portfolio and continuing its existence, (ii) registration of the Portfolio under the 1940 Act, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments,
     (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale and redemption of interests in the Portfolio, (viii) expenses of registering and qualifying the Portfolio and interests in the Portfolio under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to investors, and fees and expenses of registering and maintaining registrations of the Portfolio and of the Portfolio's placement agent as broker-dealer or agent under state securities laws,
     (ix) expenses of reports and notices to investors and of meetings of investors and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Portfolio (including without limitation safekeeping for funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balances and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, investor servicing agents and registrars for all services to the Portfolio, (xv) expenses for servicing the accounts of investors, (xvi) any direct charges to investors approved by the Trustees of the Portfolio, (xvii) compensation and expenses of Trustees of the Portfolio who are not members of the BMR organization, and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Portfolio to indemnify its Trustees, officers and investors with respect thereto.


              For a description of the compensation that the Portfolio pays BMR under the Investment Advisory Agreement, see "Management of the Portfolio" in Part A. As at August 31, 1995, the Portfolio had net assets of $134,002,600. For the fiscal year ended August 31, 1995, the Portfolio paid BMR advisory fees of $786,194 (equivalent to 0.625% of the Portfolio's average daily net assets for such year). For the period from the start of business, August 2, 1994, to the fiscal year ended August 31,

     1994, the Portfolio paid BMR advisory fees of $64,233 (equivalent to 0.61% (annualized) of the Portfolio's average daily net assets for such period).


              The Investment Advisory Agreement with BMR remains in effect until February 28, 1996. It may be continued indefinitely thereafter so long as such continuance after February 28, 1996 is approved at least annually (i) by the vote of a majority of the Trustees of the Portfolio who are not interested persons of the Portfolio or of BMR cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. The Agreement may be terminated at any time without penalty on sixty (60) days' written notice by the Board of Trustees of either party, or by vote of the majority of the outstanding voting securities of the Portfolio, and the Agreement will terminate automatically in the event of its assignment. The Agreement provides that BMR may render services to others and engage in other business activities and may permit other fund clients and other corporations and organizations to use the words "Eaton Vance" or "Boston Management and Research" in their names. The Agreement also provides that BMR shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under that Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.


              BMR is a wholly-owned subsidiary of Eaton Vance. Eaton Vance and EV are both wholly-owned subsidiaries of EVC. BMR and Eaton Vance are both Massachusetts business trusts, and EV is the trustee of BMR and Eaton Vance. The Directors of EV are Landon T. Clay, H. Day Brigham, Jr., M. Dozier Gardner, James B. Hawkes, and Benjamin A. Rowland, Jr. The Directors of EVC consist of the same persons and John G.L. Cabot and Ralph
     Z. Sorenson. Mr. Clay is chairman and Mr. Gardner is president and chief executive officer of EVC, BMR, Eaton Vance and EV. All of the issued and outstanding shares of Eaton Vance and EV are owned by EVC. All of the issued and outstanding shares of BMR are owned by Eaton Vance. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, which expires on December 31, 1996, the Voting Trustees of which are Messrs. Clay, Brigham, Gardner, Hawkes and Rowland. The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of BMR and Eaton Vance who are also officers and Directors of EVC and EV. As of November 30, 1995, Messrs. Clay, Gardner and Hawkes each owned 24% of such voting trust receipts, and Messrs. Rowland and Brigham owned 15% and 13%, respectively, of such voting trust receipts. Messrs. Clay, Gardner, Hawkes and Otis are officers or Trustees of the Portfolio and are members of the EVC, BMR, Eaton Vance and EV organizations. Messrs. Austin, Kiely, Murphy, O'Connor and Woodbury and Ms. Sanders are officers of the Portfolio and are also members of the BMR, Eaton Vance and EV organizations. BMR will receive the fees paid under the Investment Advisory Agreement.


              Eaton Vance owns all of the stock of Energex Energy Corporation, which is engaged in oil and gas operations. In addition, Eaton Vance owns all of the stock of Northeast Properties, Inc., which is engaged in real estate investment, consulting and management. EVC owns all of the stock of Fulcrum Management, Inc. and MinVen Inc., which are engaged in the development of precious metal properties. EVC also owns 24% of the Class A shares of Lloyd George Management (B.V.I.) Limited, a registered investment adviser. EVC, BMR, Eaton Vance and EV may also enter into other businesses.


              EVC and its affiliates and their officers and employees from time to time have transactions with various banks, including the custodian of the Portfolio, Investors Bank & Trust Company. It is Eaton Vance's opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential custodial or other relationships between the Portfolio and such banks.


              Custodian. Investors Bank & Trust Company ("IBT"), 89 South Street, Boston, Massachusetts, acts as custodian for the Portfolio. IBT has the custody of all of the Portfolio's assets, maintains the general ledger of the Portfolio, and computes the daily net asset value of interests in the Portfolio. In such capacity it attends to details in connection with the sale, exchange, substitution or transfer of, or other dealings with, the Portfolio's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Portfolio. IBT charges fees which are competitive within the industry. A portion of the fee relates to custody, bookkeeping and valuation services and is based upon a percentage of Portfolio net assets and a portion of the fee relates to activity charges, primarily the number of portfolio transactions. These fees are then reduced by a credit for cash balances of the particular investment company at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the particular investment company's average daily collected balances for the week. Landon T. Clay, a Director of EVC and an officer, Trustee or Director of other entities in the Eaton Vance organization, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. Management believes that such ownership does not create an affiliated person relationship between the Portfolio and IBT under the 1940 Act. For the fiscal year ended August 31, 1995, the Portfolio paid IBT $80,036 for its services as custodian.

              Independent Accountants. Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts, are the independent accountants for the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Commission.

     Item 17.  Brokerage Allocation and Other Practices

              Decisions concerning the execution of portfolio security transactions, including the selection of the market and the executing firm, are made by the Investment Adviser. The Investment Adviser is also responsible for the execution of transactions for all other accounts managed by it.

              The Investment Adviser places the portfolio security  transactions of the Portfolio  and of  all other accounts  managed by  it for  execution with many broker-dealer firms. The Investment Adviser uses its best efforts to obtain execution of portfolio security transactions at prices which are advantageous to the Portfolio and (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the Investment Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors including, without limitation, the size and type of the transaction, the general execution and operational capabilities of the executing broker-dealer, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the reputation, reliability, experience and financial condition of the broker-dealer, the value and quality of the services rendered by the broker-dealer in other transactions, and the reasonableness of the commission, if any. Transactions on United States stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions very among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities usually involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid or received by the Portfolio usually includes an undisclosed dealer markup or markdown. In an underwritten offering the price paid by the Portfolio includes a disclosed fixed commission or discount retained by the underwriter or dealer.
     Although commissions on portfolio security transactions will, in the judgment of the Investment Adviser, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Investment Adviser's other clients for providing brokerage and research services to the Investment Adviser.

              As authorized in Section 28(e) of the Securities Exchange Act of 1934, a broker or dealer who executes a portfolio transaction on behalf of the Portfolio may receive a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. This determination may be made on the basis of either that particular transaction or on the basis of overall responsibilities which the Investment Adviser and its affiliates have for accounts over which they exercise investment discretion. In making any such determination, the Investment Adviser will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the commission should be related to such services. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; effecting securities transactions and
     performing   functions   incidental  thereto   (such   as   clearance   and
     settlement);   and  the  "Research  Services"  referred   to  in  the  next
     paragraph.

              It  is a common  practice of the investment  advisory industry and of the advisers of investment companies, institutions and other investors to receive research, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities ("Research Services") from broker-dealer firms which execute portfolio transactions for the clients of such advisers and from third parties with which such broker-dealers have arrangements. Consistent with this practice, the Investment Adviser receives Research Services from many broker-dealer firms with which the Investment Adviser places the Portfolio's transactions and from third parties with which these broker-dealers have arrangements. These Research Services include such matters as general economic and market reviews, industry and company reviews, evaluations of securities and portfolio strategies and transactions and recommendations as to the purchase and sale of securities and other portfolio transactions, financial, industry and trade publications, news and information services, pricing and quotation equipment and services, and research oriented computer hardware, software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by the Investment Adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to the Investment Adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client's account or of a few clients' accounts, or may be useful for the management of merely a segment of certain clients' accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The advisory fee paid by the Portfolio is not reduced because the Investment Adviser receives such Research Services. The Investment Adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and attempts to allocate sufficient commissions to such firms to ensure the continued receipt of Research Services which the Investment Adviser believes are useful or of value to it in rendering investment advisory services to its clients.


              Subject to the requirement that the Investment Adviser shall use its best efforts to seek to execute portfolio security transactions at advantageous prices and at reasonably competitive spreads or commission rates, the Investment Adviser is authorized to consider as a factor in the selection of any firm with whom portfolio orders may be placed the fact that such firm has sold or is selling securities of any investment company sponsored by the Investment Adviser or Eaton Vance. This policy is not inconsistent with a rule of the National Association of Securities Dealers, Inc., which rule provides that no firm which is a member of the Association shall favor or disfavor the distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such firm from any source.


              Securities considered as investments for the Portfolio may also be appropriate for other investment accounts managed by the Investment Adviser or its affiliates. The Investment Adviser will attempt to allocate equitably portfolio security transactions among the Portfolio and the portfolios of its other investment accounts purchasing municipal obligations whenever decisions are made to purchase or sell securities by the Portfolio and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered are the respective investment objectives of the Portfolio and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Portfolio and such accounts, the size of investment commitments generally held by the Portfolio and such accounts and the opinions of the persons responsible for recommending investments to the Portfolio and such accounts. While this procedure could have a detrimental effect on the price or amount of the securities available to the Portfolio from time to time, it is the opinion of the Trustees of the Portfolio that the benefits available from the Investment Adviser's organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.


              For  the fiscal  year ended  August 31,  1995, the  Portfolio paid brokerage commissions of $272,785 with respect to portfolio transactions, of which amount approximately $221,260 was paid in respect of portfolio security transactions aggregating approximately $140,204,754 to firms that provided some Research Services to the Investment Adviser's organization. For the period from the start of business, August 2, 1994, to the fiscal year ended August 31, 1994, the Portfolio paid brokerage commissions of $33,546 with respect to portfolio transactions, of which amount approximately $27,546 was paid in respect of portfolio security transactions aggregating approximately $13,421,460 to firms that provided some Research Services to the Investment Adviser's organization.

     Item 18.  Capital Stock and Other Securities

              Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the
     Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Interests in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Interests in the Portfolio may not be transferred. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

              Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

              The Portfolio's  Declaration of Trust  may be amended  by vote  of
     Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the
     Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

              The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.


              In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.


              The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

              The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Therefore, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

              The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     Item 19.  Purchase, Redemption and Pricing of Securities

              Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933. See "Purchase of Interests in the Portfolio" and "Redemption or Decrease of Interest" in Part A.

     Item 20.  Tax Status

              The Portfolio has  been advised by tax counsel that,  provided the
     Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and tax preference items.


              Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a RIC, the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b) and 852(b)(5) of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.


              In order to enable a Holder in the Portfolio that is otherwise eligible to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to allocate and permit withdrawals in a manner that will enable a Holder which is a RIC to comply with those requirements. The Portfolio will allocate at least annually to each Holder its distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.


              To the  extent the  cash  proceeds of  any withdrawal  (or,  under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for federal income tax purposes. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on such contribution), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis. Distributions of liquid proceeds in excess of a Holder's adjusted basis in its interest in the Portfolio immediately prior thereto generally will result in the recognition of gain to the Holder in the amount of such excess.


              The Portfolio may be subject to foreign withholding or other foreign taxes with respect to income (possibly including, in some cases, capital gains) on certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. The anticipated extent of the Portfolio's investment in foreign securities is such that it is not expected that an investor that is a RIC will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the investor, so that shareholders of such a RIC will not include in income, and will not be entitled to take any foreign tax credits or deductions for, foreign taxes paid by the Portfolio and allocated to the RIC. Certain uses of foreign currency and investments by the Portfolio in the stock of certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of a tax on such an investor.


              Certain  foreign  exchange  gains   and  losses  realized  by  the
     Portfolio in connection with the Portfolio's investments in foreign securities and forward contracts may be treated as ordinary income and losses under special tax rules. Certain forward contracts may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in foreign securities and offsetting forward contracts may be treated as "straddles" and be subject to other special rules that may affect the amount, timing and character of distributions to Holders. The Portfolio will limit its foreign currency hedging activities to the extent necessary to enable an investor that is a RIC to preserve its qualification as a RIC.


              An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various states and local taxing authorities vary with respect to the taxation of such interest income, as well as to the status of a partnership interest under state and local tax laws, and each holder of an interest in the Portfolio is advised to consult his own tax adviser.

              The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

     Item 21.  Underwriters


              The   placement   agent  for   the   Portfolio   is   Eaton  Vance
     Distributors, Inc., which receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


     Item 22.  Calculation of Performance Data

     Not applicable.

     Item 23.  Financial Statements

              The following audited financial statements of the Portfolio, which are included in the Annual Report to Shareholders of EV Marathon Growth Fund for the fiscal year ended August 31, 1995, are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, as experts in accounting and auditing.


              Portfolio of Investments as of August 31, 1995
              Statement of Assets and Liabilities as of August 31, 1995 Statement of Operations for the fiscal year ended August 31, 1995 Statement of Changes in Net Assets for the fiscal year ended August 31, 1995, and for the period from the start of business, August 2, 1994, to the fiscal year ended August 31, 1994 Supplementary Data for the fiscal year ended August 31, 1995, and for the period from the start of business, August 2, 1994, to the fiscal year ended August 31, 1994
              Notes to Financial Statements
              Report of Independent Accountants


              For  purposes  of  the EDGAR  filing  of  this  amendment  to  the
     Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements of the Portfolio contained in the Annual Report to Shareholders of EV Marathon Growth Fund for the fiscal year ended August 31, 1995, as previously filed electronically with the Securities and Exchange Commission (Accession Number 0000950156-95-000753).

                                       PART C


     Item 24.  Financial Statements and Exhibits

              (a)     Financial Statements


                      The financial statements called for by this Item are incorporated by reference in Part B and listed in Item 23 hereof.

              (b)     Exhibits


                      1. Declaration of Trust dated May 1, 1992, filed as Exhibit No. 1 to the original Registration Statement filed with the Commission on June 3, 1994, and incorporated herein by reference.


                      2.       By-Laws  of  the Registrant  dated  May  1, 1992,
                               filed as Exhibit No. 2 to the original Registration Statement filed with the Commission on June 3, 1994, and incorporated herein by reference.


                      5. Investment Advisory Agreement between the Registrant and Boston Management and Research dated August 1, 1994, filed as Exhibit No. 5 to Amendment No. 1 to the Registration Statement filed with the Commission on December 29, 1994, and incorporated herein by reference.


                      6. Placement Agent Agreement with Eaton Vance Distributors, Inc. dated August 1, 1994, filed as Exhibit No. 6 to Amendment No. 1 to the Registration Statement filed with the Commission on December 29, 1994, and incorporated herein by reference.


                      8.       (a)     Custodian Agreement  with Investors  Bank
                                       &  Trust  Company dated  August  1, 1994,
                                       filed as Exhibit  No. 8 to Amendment  No.
                                       1  to  the  Registration Statement  filed
                                       with  the  Commission  on  December   29,
                                       1994,   and   incorporated    herein   by
                                       reference.

                               (b)     Amendment  to  the   Custodian  Agreement
                                       dated October 23, 1995, filed herewith.


                      13. Investment representation letter of Eaton Vance Growth Trust on behalf of Eaton Vance Growth Fund dated May 10, 1994, filed as Exhibit No. 13 to the original Registration Statement filed with the Commission on June 3, 1994, and incorporated herein by reference.


     Item 25.   Persons Controlled by or under Common Control with Registrant

              Not applicable.

     Item 26   Number of Holders of Securities

                           (1)                       (2)
                                                  Number of
                      Title of Class           Record Holders
                      ______________           ______________

                                         As of December 12, 1995

                       Interests                      5



     Item 27.  Indemnification

              No change from the information set forth in Item 27 of Form N-1A in the original Registration Statement under the Investment Company Act of 1940, which information is incorporated herein by reference.

              The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

     Item 28.  Business and Other Connections

              To the knowledge of the Portfolio, none of the trustees or officers of the Portfolio's investment adviser, except as set forth on its Form ADV as filed with the Securities and Exchange Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain trustees and officers also hold various positions with and engage in business for affiliates of the investment adviser.

     Item 29.  Principal Underwriters

              Not applicable.

     Item 30.  Location of Accounts and Records

              All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 89 South Street, Boston, MA 02111, and its transfer agent, First Data Investor Services Group, Inc., 53 State Street, Boston, MA 02104, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant's investment adviser at 24 Federal Street, Boston, MA 02110. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.


     Item 31.  Management Services

              Not applicable.

     Item 32.  Undertakings

              Not applicable.

                                     SIGNATURES



              Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to this Registration
     Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts on the 28th day of December, 1995.



                                               GROWTH PORTFOLIO


                                               By: /s/ James B. Hawkes
                                               James B. Hawkes
                                               President

                                  INDEX TO EXHIBITS


     Exhibit No.      Description of Exhibit


     1. Declaration of Trust dated May 1, 1992, filed as Exhibit No. 1 to the original Registration Statement filed with the Commission on June 3, 1994, and incorporated herein by reference.


     2.       By-Laws of the Registrant dated May 1, 1992, filed as  Exhibit No.
              2  to   the  original   Registration  Statement  filed   with  the
              Commission on June 3, 1994, and incorporated herein by reference.


     5. Investment Advisory Agreement between the Registrant and Boston Management and Research dated August 1, 1994, filed as Exhibit No. 5 to Amendment No. 1 to the Registration Statement filed with the Commission on December 29, 1994, and incorporated herein by reference.


     6. Placement Agent Agreement with Eaton Vance Distributors, Inc. dated August 1, 1994, filed as Exhibit No. 6 to Amendment No. 1 to the Registration Statement filed with the Commission on December 29, 1994, and incorporated herein by reference.


     8.       (a)     Custodian Agreement with  Investors Bank  & Trust  Company dated August 1,  1994, filed as Exhibit No. 8 to Amendment
                      No. 1 to the Registration Statement filed with the Commission on December 29, 1994, and incorporated herein by reference.


              (b)     Amendment  to the  Custodian  Agreement dated  October 23,
                      1995.


     13. Investment representation letter of Eaton Vance Growth Trust on behalf of Eaton Vance Growth Fund dated May 10, 1994, filed as Exhibit No. 13 to the original Registration Statement filed with the Commission on June 3, 1994, and incorporated herein by reference.